CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated June 8, 2006 (except for Note 5 as to which the date is February 13, 2007), which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-7496 and 811-4764) of Dreyfus Premier Municipal Bond Fund.

ERNST & YOUNG LLP
New York, New York
February 28, 2007